EXECUTION COPY

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                           CONVERTIBLE LOAN AGREEMENT


                                     between


                                   CDnow, Inc.
                                  as Borrower,


                                       and


                          SONY MUSIC ENTERTAINMENT INC.
                                TIME WARNER INC.
                                   as Lenders


                            Dated as of July 12, 1999


                                   $30,000,000

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

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

                                    SECTION 1

                                   DEFINITIONS

Section 1.1       Definitions..................................................1

                                    SECTION 2

                       AMOUNT AND TERMS OF CREDIT FACILITY

Section 2.1       Term Loans...................................................9
Section 2.2       Notice of Borrowing..........................................9
Section 2.3       Disbursement of Funds.......................................10
Section 2.4       The Notes...................................................10
Section 2.5       Interest....................................................10
Section 2.6       Voluntary Prepayments.......................................11
Section 2.7       Mandatory Prepayments.......................................11
Section 2.8       Repayment; Reduction in Loan Commitment.....................12
Section 2.9       Method and Place of Payment.................................13
Section 2.10      Taxes.......................................................14

                                    SECTION 3

                              CONDITIONS PRECEDENT

Section 3.1       Conditions Precedent........................................14
Section 3.2       Conditions Precedent to All Loans...........................15
Section 3.3       Conditions Precedent to First Loan..........................16

                                    SECTION 4

                         REPRESENTATIONS AND WARRANTIES

Section 4.1       Merger Agreement Representations............................17
Section 4.2       Authority Relative to this Agreement........................17
Section 4.3       Consents and Approvals; No Violation........................17
Section 4.4       Margin Regulations..........................................18
Section 4.5       Investment Company Act......................................18
Section 4.6       Absence of Indebtedness and Liens...........................18


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

                                    SECTION 5

                              AFFIRMATIVE COVENANTS

Section 5.1       Information Covenants.......................................18
Section 5.2       Officer's Certificate.......................................21
Section 5.3       Inspection..................................................21
Section 5.4       Conduct of Business.........................................21
Section 5.5       Maintenance of Property; Insurance..........................22
Section 5.6       Notice of Suit or Adverse Change in
                     Business.................................................22
Section 5.7       Books, Records, Inspections.................................23

                                    SECTION 6

                               NEGATIVE COVENANTS

Section 6.1       Merger Agreement Covenants..................................23
Section 6.2       Changes in Business.........................................23
Section 6.3       Limitation on Indebtedness..................................23
Section 6.4       Limitation on Issuances of Guarantees by
                     Subsidiaries.............................................23
Section 6.5       Limitation on Liens.........................................24
Section 6.6       Limitation on Asset Sales...................................24
Section 6.7       Use of Proceeds.............................................24
Section 6.8       Limitation on Modifications of Certain
                     Indebtedness.............................................24
Section 6.9       Limitation on Negative Pledge Clauses.......................24

                                    SECTION 7

                                EVENTS OF DEFAULT

Section 7.1       Events of Default...........................................25
Section 7.2       Rights and Remedies.........................................27

                                    SECTION 8

                                   CONVERSION

Section 8.1       Conversion Privilege and Conversion Price...................27
Section 8.2       Exercise of Conversion Privileges...........................28
Section 8.3       Fractions of Shares.........................................29
Section 8.4       Adjustment of Conversion Price..............................29
Section 8.5       Notice of Adjustments of Conversion Price...................29
Section 8.6       Company to Reserve CDnow Common Stock.......................29
Section 8.7       Taxes on Conversions........................................29
Section 8.8       Covenant as to CDnow Common Stock...........................30

Section 8.9       Investment Intent; Private Placement........................30

                                    SECTION 9

                               REGISTRATION RIGHTS............................31

                                   SECTION 10

                                  MISCELLANEOUS

Section 10.1      Payment of Expenses, Indemnity, etc.........................31
Section 10.2      Right of Setoff.............................................32
Section 10.3      Notices.....................................................32
Section 10.4      Successors and Assigns; Assignments.........................34
Section 10.5      Amendments and Waivers......................................34
Section 10.6      No Waiver; Remedies Cumulative..............................34
Section 10.7      Governing Law, Submission to Jurisdiction...................35
Section 10.8      Counterparts................................................36
Section 10.9      Headings Descriptive........................................36
Section 10.10     Marshalling; Recapture......................................36
Section 10.11     Severability................................................36
Section 10.12     Survival....................................................36
Section 10.13     Limitation of Liability.....................................36
Section 10.14     [Reserved.].................................................37
Section 10.15     Waiver of Trial by Jury.....................................37
Section 10.16     Interest Rate Limitation....................................37
Section 10.17     Senior Indebtedness.........................................37
Section 10.18     Adjustments; Set-Off........................................38
Section 10.19     Merger Agreement............................................38

Exhibit A   -     Form of Note
Exhibit B   -     Form of Guarantee and Collateral Agreement
Exhibit C   -     Form of Notice of Conversion Election
Exhibit D   -     Anti-dilution provisions

Schedules
      1.1(a)      Existing Debt Agreements
      1.1(b)      Permitted Liens
      4.3         Consents and Approvals

            CONVERTIBLE LOAN AGREEMENT, dated as of July 12, 1999, between CDnow, Inc., a Pennsylvania corporation (the "Borrower"), and SONY MUSIC ENTERTAINMENT INC. and TIME WARNER INC. (each, a "Lender" and, together the "Lenders").

            WHEREAS, this Agreement is being executed and delivered in connection with, and as a condition to closing under, that certain Agreement of Merger and Contribution (the "Merger Agreement"), dated as of July 12, 1999, among Time Warner Inc. ("Time Warner"), Sony Corporation of America ("Sony"), CDnow, Inc., Holdco, Pennsylvania Sub, Delaware Sub I and Delaware Sub II, as each such term is defined in the Merger Agreement;

            WHEREAS, in connection with the Merger Agreement, the Borrower has requested that the Lenders make available to it certain interim financing to satisfy working capital needs of the Borrower; and

            WHEREAS, the Lenders are willing to provide such financing to the Borrower upon the terms and conditions set forth herein,

            NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein and intending to be legally bound hereby, the Borrower and the Lenders hereby agree as follows:

SECTION 1. DEFINITIONS.

            Section 1.1 Definitions. As used herein, the following terms shall have the meanings herein specified unless the context otherwise requires. Defined terms in this Agreement shall include in the singular number the plural and in the plural number the singular. Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed thereto in the Merger Agreement.

            "Affiliate" shall have the meaning ascribed thereto in the Governance Agreement.

            "Agreement" shall mean this Convertible Loan Agreement as in effect from time to time.

            "Assignee" shall have the meaning provided in Section 10.4(b).

            "Attributable Indebtedness" shall mean, with respect to any Sale and Leaseback Transaction of any Person, as at the time of determination, the greater of (i) the capitalized amount in respect of such transaction that would




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                                                                               2


appear on the balance sheet of such Person in accordance with GAAP and (ii) the present value (discounted at a rate consistent with accounting guidelines, as determined in good faith by such Person) of the payments during the remaining term of the lease (including any period for which such lease has been extended or may, at the option of the lessor, be extended) or until the earliest date on which the lessee may terminate such lease without penalty or upon payment of a penalty (in which case the rental payments shall include such penalty).

            "Availability Date" shall mean, December 16, 1999.

            "Bankruptcy Code" shall mean Title 11 of the United States Code entitled "Bankruptcy," as amended from time to time, and any successor statute or statutes.

            "Borrower" shall have the meaning provided in the first paragraph of this Agreement.

            "Borrowing" shall mean the incurrence of Loans from the Lenders on a given date.

            "Business Day" shall mean any day excluding Saturday, Sunday and any day which shall be in New York City a legal holiday or a day on which banking institutions are authorized or required by law or other government actions to close.

            "Capital Expenditures" shall mean all expenditures (including, capitalized portions of Capitalized Lease Obligations) for any property, plant or equipment (including replacements thereof, substitutions therefore and additions thereto) that have a useful life of one year or more, where such expenditures are or would be capitalized on the consolidated balance sheet of the Borrower and its Subsidiaries during the relevant period in conformity with GAAP.

            "Capitalized Lease" shall mean (i) any lease of property, real or personal, the obligations under which are capitalized on the consolidated balance sheet of the Borrower and its Subsidiaries, and (ii) any other such lease to the extent that the then present value of the minimum rental commitment thereunder should, in accordance with GAAP, be capitalized on a balance sheet of the lessee.

            "Capitalized Lease Obligations" shall mean all obligations of the Borrower and its Subsidiaries under or in respect of Capitalized Leases.

            "Closing Price" shall mean, with respect to any security, the closing sale price of such security on the date of determination on the principal U.S. or foreign securities exchange on which such securities are listed or primarily traded or, if such securities are not listed or primarily traded on any such exchange, the closing sale price of such securities on such date of determination on NASDAQ or any comparable system then in use (or, in the event no such sale price is reported on such day, the average of the reported closing bid and asked prices for such day).

            "Collateral" shall mean the property subject to the Lien of the Security Agreement and all payments and proceeds thereof, as more particularly defined in the Security Agreement.

            "Conversion Price" shall mean an amount equal to the lesser of (a) $14.3751 and (b) the Closing Price of CDnow Common Stock on the Trading Day immediately preceding the relevant date on which a Notice of Conversion Election is given.

            "Default" shall mean any event, act or condition which, with notice or lapse of time, or both, would constitute an Event of Default.

            "Default Rate" shall have the meaning provided in Section 2.5(b).

            "Disqualified Stock" shall mean any Equity Security which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, or otherwise, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof or is exchangeable for Indebtedness at any time, in whole or in part, on or prior to the 366th day following the date on which the Loans mature.

            "Equity Security" shall have the meaning ascribed thereto in the Governance Agreement.

            "Eurodollar Rate" with respect to any Loan shall mean an interest rate per annum equal to the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Telerate Page 3750 (or any successor page) as the London interbank offered rate for deposits in the lawful money of the United States at approximately 11:00 A.M. (London time) two Business Days prior to the Borrowing of




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                                                                               4


such Loan for a term of six months. If for any reason such rate is not available, the term "Eurodollar Rate" shall mean, for any Loan, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Reuters Screen LIBO Page as the London interbank offered rate for deposits in the lawful money of the United States at approximately 11:00 A.M. (London time) two Business Days prior to the Borrowing of such Loan for a term of six months; provided, however, if more than one rate is specified on Reuters Screen LIBO Page, the applicable rate shall be the arithmetic mean of all such rates (rounded upwards, if necessary, to the nearest 1/100 of 1%).

            "Event of Default" shall have the meaning provided in Section 7.

            "Exchange Rate Obligations" means, with respect to any Person, any currency swap agreements, forward exchange rate agreements, foreign currency futures or options, exchange rate collar agreements, exchange rate insurance and other agreements or arrangements, or combination thereof, designed to provide protection against fluctuations in currency exchange rates.

            "Existing Debt Agreements" shall mean the agreements listed on
Schedule 1.1(a).

            "Final Maturity Date" shall mean the earlier of (a) such time as the Loan Commitment is reduced to zero pursuant to the terms hereof, (b) January 15, 2001 or (c) the Effective Time.

            "Governance Agreement" means the form of Governance Agreement attached as Exhibit F to the Merger Agreement.

            "Indebtedness" means at any time (without duplication), with respect to any Person, whether recourse is to all or a portion of the assets of such Person, and whether or not contingent, (i) any obligation of such Person for money borrowed, (ii) any obligation of such Person evidenced by bonds, debentures, notes, guarantees or other similar instruments, including, without limitation, any such obligations incurred in connection with the acquisition of Property, assets or businesses, excluding trade accounts payable made in the ordinary course of business, (iii) any reimbursement obligation of such Person with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of such Person, (iv) any obligation of such Person issued or assumed as the deferred purchase price of Property or services (but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business, which in either case are not more than 60 days overdue or which are being contested in good faith) (v) any Capitalized Lease Obligations of such Person, (vi) the maximum fixed redemption or repurchase price of Disqualified Stock of such Person and, to the extent held by other Persons, the maximum fixed redemption or repurchase price of Disqualified Stock of such Person's Subsidiaries, at the time of determination, (vii) the principal amount of any Interest Hedging Obligations or Exchange Rate Obligations of such Person at the time of determination, (viii) any Attributable Indebtedness with respect to any Sale and Leaseback Transaction to which such Person is a party and (ix) any obligation of the type referred to in clauses (i) through (viii) of this definition of another Person and all dividends and distributions of another Person the payment of which, in either case, such Person has guaranteed or is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise. For the purposes of the preceding sentence, the maximum fixed repurchase price of any Disqualified Stock that does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Stock as if such Disqualified Stock were repurchased on any date on which Indebtedness shall be required to be determined pursuant hereto. The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability of any guarantees at such date.

            "Interest" shall have the meaning provided in Section 2.5.

            "Interest Hedging Obligation" means, with respect to any Person, an obligation of such Person pursuant to any interest rate swap agreement, interest rate cap, collar or floor agreement or other similar agreement or arrangement designed to protect against or manage such Person's or any of its Subsidiaries' exposure to fluctuations in interest rates.

            "Interest Rate" shall mean a rate per annum equal to the Eurodollar Rate plus 3%, provided that, from and after the 180th day following termination of the Merger Agreement, such Interest Rate shall be equal to twenty-five percent (25%) per annum.

            "Lien" means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement and any financing lease having substantially the same economic effect as any of the foregoing).

            "Loan Commitment" means the maximum aggregate amount of $30,000,000; provided that in no event shall the Loan Commitment of either Lender exceed $15,000,000, individually.

            "Loan Documents" shall mean this Agreement, the Notes and the Security Agreement as in effect from time to time.

            "Loan Party" shall mean and include the Borrower and its Subsidiaries.

            "Loans" shall have the meaning provided in Section 2.1(a).

            "Merger Agreement" shall have the meaning provided in the first Whereas clause as in effect from time to time, and all references herein to the Merger Agreement shall be references thereto regardless of whether or not such agreement shall have been terminated.

            "Net Debt Proceeds" shall mean, with respect to any incurrence of Indebtedness for borrowed money, the cash proceeds (net of underwriting discounts and commissions and other reasonable costs associated therewith) received by the respective Person from the respective incurrence of such Indebtedness for borrowed money.

            "Net Sale Proceeds" shall mean, for any sale, lease, transfer or disposition, the gross cash proceeds received from such transaction, net of the reasonable costs of such transaction and the incremental taxes paid or payable as a result of such transaction and any reasonable reserves established in connection therewith as determined in good faith by the Borrower.

            "Note" and "Notes" shall have the meanings provided in Section 2.4.

            "Notice of Borrowing" shall have the meaning provided in Section
2.2.

            "Notice of Conversion Election" shall have the meaning provided in
Section 8.2.

            "Obligations" shall mean all obligations, liabilities and Indebtedness of every nature of the Borrower from time to time owing to the Lenders under or in connection with this Agreement or any other Loan Document.

            "Permitted Indebtedness" shall mean Permitted Interim Financing and Purchase Money Indebtedness and Indebtedness outstanding on the date hereof under Existing Debt Agreements.

            "Permitted Interim Financing" shall mean Indebtedness for borrowed money incurred by the Borrower provided that (i) the Net Debt Proceeds therefrom shall be applied in accordance with Section 2.7, (ii) the maturity date thereof extends to at least 366 days beyond the Final Maturity Date, (iii) such Indebtedness is unsecured and is not guaranteed by any Subsidiary of the Borrower, (iv) such Indebtedness contains representations, warranties, covenants and agreements which are not more restrictive, individually or taken as a whole, than those in effect hereunder, (v) such Indebtedness is subject to subordination and intercreditor arrangements satisfactory to the Lenders (and appropriate to reflect the senior, secured nature of the Obligations) and (vi) such Indebtedness otherwise satisfies the requirements of Section 7.01(a)(x)(A)(II) of the Merger Agreement.

            "Permitted Liens" shall mean (a) Liens for taxes, levies, assessments or other governmental charges not yet due or which are being contested in good faith by appropriate proceedings; (b) carriers', warehousemen's, mechanics', materialmen's, repairman's or other like Liens arising in the ordinary course of business in respect of actions permitted hereunder which are not overdue for a period of more than 60 days or which are being contested in good faith by appropriate proceedings; (c) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, do not materially interfere with the ordinary conduct of the business of the Borrower or any Subsidiary; (d) Liens in existence on the date hereof listed on Schedule 1.1(b), securing Indebtedness arising under the Existing Debt Agreements, provided that no such Lien is spread to cover any additional Property after the date hereof and that the amount of Indebtedness secured thereby is not increased; and (e) Liens securing Purchase Money Indebtedness of the Borrower and its Subsidiaries incurred to finance the acquisition of fixed or capital assets; provided that no such Lien is spread to cover any additional Property and that the amount of Indebtedness secured thereby is not increased.

            "Pledged Shares" means the Equity Securities that are subject to the Lien of the Security Agreement and any and all dividends, distributions, payments and proceeds thereof, as more particularly defined in the Security Agreement.

            "Property" means, with respect to any Person, any interest of such Person in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

            "Purchase Money Indebtedness" shall mean Indebtedness of the Borrower and its Subsidiaries incurred to finance the acquisition of fixed or capital assets (including pursuant to any permitted Sale and Leaseback Transaction under Section 6.6(iv)) so long as the principal amount thereof does not exceed 100% of the fair market value of the asset so acquired at the time of incurrence. Any asset acquired with proceeds of Purchase Money Indebtedness shall be deemed to be a capital asset subject to restrictions in Section 7.01(a)(xi) of the Merger Agreement.

            "Receivables" shall have the meaning provided in Section 4.11.

            "Sale and Leaseback Transaction" means, with respect to any Person, any direct or indirect arrangement pursuant to which Property is sold or transferred by such Person or a Subsidiary of such Person and is thereafter leased back from the purchaser or transferee thereof by such Person or one of its Subsidiaries.

            "Security Agreement" means the Guarantee and Collateral Agreement, dated the date hereof, to be executed by the Borrower, a form of which is attached as Exhibit B hereto.

            "Subsidiary" shall have the meaning ascribed thereto in the Governance Agreement.

            "Third Party Tender Offer" shall have the meaning ascribed thereto in the Governance Agreement.

            "Trading Day" means, with respect to a securities exchange or automated quotation system, a day on which such exchange or system is open for a full day of trading.

            "Transactions" shall mean each of the transactions contemplated by the Loan Documents.

SECTION 2. AMOUNT AND TERMS OF CREDIT FACILITY.

            Section 2.1 Term Loans. (a) Subject to and upon the terms and conditions herein set forth, each Lender severally agrees, at any time and from time to time on and after the Availability Date and prior to the Final Maturity Date, to make term loans (collectively, "Loans") to the Borrower, in the case of each Borrowing, in an amount equal to one-half of the amount requested in the relevant Notice of Borrowing, which Loans shall not at any time exceed in aggregate principal amount at any time outstanding the Loan Commitment.

                  (b) Loans may be voluntarily prepaid pursuant to Section 2.6 and shall be mandatorily prepaid pursuant to Section 2.7. Any amounts so prepaid may not be reborrowed. The Loan Commitment shall expire and the Loans shall mature on the Final Maturity Date, without further action on the part of the Lender.

                  (c) Each Borrowing under this Section 2.1 shall be in the aggregate maximum amount of the lesser of (i) $5,000,000 or (ii) the remaining unborrowed amount of the Loan Commitment.

            Section 2.2 Notice of Borrowing. Whenever the Borrower desires to borrow hereunder, the Borrower's Chief Financial Officer shall make a formal request to each Lender for such Borrowing by giving each Lender prior written notice thereof (each such notice, a "Notice of Borrowing") on or before 10:00 a.m., New York City time, at least two Business Days prior to the date requested for such Borrowing. Each Notice of Borrowing shall specify (a) the aggregate principal amount of the requested Borrowing, (b) the proposed date of the Borrowing (which shall be a Business Day and which shall not be less than ten Business Days from the last date of Borrowing), (c) the proposed use of the proceeds of any such Borrowing, which use of proceeds shall be in compliance with Section 6.7 and (d) that each of the conditions set forth in Section 3 has been, and remains, satisfied as of the date of such Notice of Borrowing.

            Section 2.3 Disbursement of Funds. Upon receipt of a Notice of Borrowing delivered in accordance with and in compliance with Section 2.2 above, on the date specified in such Notice of Borrowing, each Lender will make available one-half of the aggregate principal amount of the Borrowing requested to be made on such date, in U.S. dollars by wire transfer in immediately available funds to an account specified in a written instrument signed by the Chief Financial Officer of the Borrower and delivered to such Lender, together with any Notice of Borrowing. The failure of a Lender to fund any Loan to be made by it shall not relieve the other Lender from its obligation to fund any Loan to be made by it.

            Section 2.4 The Notes. The Borrower's obligation to pay the principal of, and Interest on, the Loans made by a Lender hereunder, shall be evidenced by a promissory note (each a "Note," and collectively the "Notes"), payable to such Lender duly executed and delivered by the Borrower, substantially in the form of Exhibit A hereto. The Borrower hereby irrevocably authorizes each of the Lenders to endorse the date and amount of each Loan made by such Lender and any payment and repayment of the principal amount thereof or Interest thereon, on the Schedule of Principal, Conversion and Repayment attached to such Note and constituting a part thereof, which endorsement shall constitute prima facie evidence of the information so endorsed; provided, however, that any failure of a Lender to make such endorsement shall not affect the obligation of the Borrower to make any payments hereunder.

            Section 2.5 Interest. (a) The Borrower agrees to pay interest in respect of the unpaid principal amount of each Loan ("Interest") at the Interest Rate in effect from time to time, in respect of such Loan, from the date of the making of such Loan until the earlier of (i) the date on which such Loan shall be paid in full and (ii) the Final Maturity Date, such Interest to be computed on the basis of a 360-day year and the actual number of days elapsed.

                  (b) Overdue principal and, to the extent permitted by law, overdue Interest in respect of each Loan, and any other overdue amount payable hereunder (including, without limitation, all amounts outstanding following an Event of Default) shall bear interest at a rate per annum (the "Default Rate") equal to the rate which is 2% in excess of the rate then borne by such Loans, computed on the basis of a 360-day year and the actual number of days elapsed; provided that nothing in any Loan Document shall permit the Lenders to receive interest in excess of the maximum rate of interest permitted by law.

                  (c) Interest on each Loan shall accrue from and including the date of the Borrowing thereof to but excluding the date of any repayment thereof (provided that any Loan borrowed and repaid on the same day shall accrue one day's interest) and shall be payable on the Final Maturity Date.

                  (d) In the event that a Lender elects to convert any accrued and unpaid amount of interest on any Loan into CDnow Common Stock in accordance with the provisions of Section 8 hereof, the Borrower's obligation to pay Interest on such Loan, pursuant to this Section 2.5, shall be deemed satisfied by the delivery of the CDnow Common Stock upon conversion of such accrued and unpaid interest as therein provided, to the extent of such conversion. Each Lender agrees to give Borrower at least one Business Day's notice of its intent to convert any Interest otherwise due and payable, or to become due and payable, into CDnow Common Stock in accordance with this Agreement.

            Section 2.6 Voluntary Prepayments. The Borrower shall have the right to prepay in accordance with Section 2.9 the Loans in whole or in part from time to time on the following terms and conditions: (i) the Borrower shall give the Lenders written notice (or telephonic notice promptly confirmed in writing), which notice shall be irrevocable, of its intent to prepay the Loans, at least two, or after the Merger Agreement has terminated, five Business Days prior to a prepayment, which notice shall specify the date (which shall be a Business Day), the Loans and the amount of such prepayment and (ii) each partial prepayment shall be in an aggregate principal amount of $1,000,000 or integral multiples thereof.

            Section 2.7 Mandatory Prepayments. (a) If the Borrower or any of its Subsidiaries shall receive any proceeds from any sale, lease, transfer or disposition to any Person of any of its Property or Equity Securities (other than sales of inventory in the ordinary course of business and permitted Sale and Leaseback Transactions) then the Borrower shall immediately upon receipt thereof apply in accordance with Section 2.9 an amount in cash equal to 100% of the Net Sale Proceeds from such sale, lease, transfer or disposition to the Lenders as a mandatory repayment of outstanding Loans and reduction in the remaining Loan Commitment in accordance with the requirements of Section 2.8.

                  (b) If the Borrower or any of its Subsidiaries shall receive any proceeds from any incurrence by the Borrower or any of its Subsidiaries of Permitted Interim Financing, then the Borrower shall immediately upon receipt thereof apply in accordance with Section 2.9 an amount equal to 100% of the Net Debt Proceeds from the Permitted Interim Financing to the Lenders as a mandatory repayment of outstanding Loans and reduction in the remaining Loan Commitment in accordance with the requirements of Section 2.8.

                  (c) If the Borrower enters into any Acquisition Agreement relating to a CDnow Takeover Proposal or there is consummated a Third Party Tender Offer or the Merger Agreement is terminated pursuant to Section 10.01 (c) (to the extent that one or more of the breaches of the representations, warranties, covenants and agreements of CDnow that formed the basis of such termination could reasonably be expected to have been avoided had CDnow used its reasonable best efforts to ensure the continued accuracy, compliance and performance of its representations, warranties, covenants and agreements under the Merger Agreement) or Section 10.01(d) thereof, then (i) the Loan Commitment shall automatically and immediately terminate and the unpaid aggregate principal amount of, and any and all accrued Interest on, the Loans and any and all other Obligations shall automatically become immediately due and payable, with all Interest from time to time accrued thereon and without presentation, demand or protest or other requirements of any kind (including without limitation, valuation and appraisement, due diligence, presentment, notice of intent to demand or accelerate and notice of acceleration), all of which are hereby expressly waived by the Borrower, and the obligation of the Lenders to make any Loans hereunder shall thereupon terminate.

            Section 2.8 Repayment; Reduction in Loan Commitment. Each amount required or permitted to be applied to repay outstanding Loans under Section 2.6 or 2.7 shall be applied first, to prepay accrued but unpaid Interest on the Loans and other Obligations (other than the principal on the Loans) hereunder and second to prepay amounts in respect of principal outstanding under the Loans. The excess of any Net Debt Proceeds or Net Sale Proceeds over amounts required to repay principal and Interest shall reduce the remaining unused Loan Commitment. Each reduction shall be allocated pro rata between the Lenders. By three Business Days prior notice to the Lenders, the Borrower may at any time reduce the amount of the Loan Commitment to an amount not less than the outstanding principal amount of the Loans. By notice to the Lenders, the Borrower may, at any time when no Loans are outstanding and no Obligations remain unpaid, terminate the Loan Commitment.

            Section 2.9 Method and Place of Payment. (a) All payments and prepayments of principal and Interest under this Agreement and the Notes shall be made in equal amounts to each Lender not later than 12:00 noon, New York City time, on the date when due and shall be made in lawful money of the United States of America by wire transfer in immediately available funds to such account as shall be designated by each Lender.

            Any funds received by the Lenders after such time shall, for all purposes hereof, be deemed to have been paid on the next succeeding Business Day.

                  (b) Whenever any payment to be made hereunder or under the Notes shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, Interest shall be payable at the applicable rate during such extension.

                  (c) All payments made by the Borrower hereunder and under any Note shall be made irrespective of, and without any reduction for, any setoff or counterclaims, including, without limitation, any setoff or counterclaims arising due to a breach or alleged breach by a Lender or any of its Subsidiaries or Affiliates of any other agreement to which a Lender or any of its Subsidiaries or Affiliates and any of the Loan Parties are parties.

            Section 2.10 Taxes. All payments made by the Borrower under this Agreement shall be made free and clear of, and without reduction or withholding for or on account of, any present or future Taxes. If any Taxes are required to be withheld from any amounts payable to the Lender hereunder or under any Note, the amounts so payable to the Lender shall be increased to the extent necessary to yield to the Lender (after payment of all Taxes) Interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement and the specific Note. Whenever any Taxes are payable by the Borrower, as promptly as possible thereafter, the Borrower shall send to the applicable Lender a certified copy of an original official receipt received by the Borrower showing payment thereof. If the Borrower fails to pay any Taxes when due to the appropriate taxing authority or fails to remit to a Lender the required receipts or other required documentary evidence, the Borrower shall indemnify such Lender for any incremental taxes, interest or penalties that may become payable by such Lender as a result of any such failure. The agreements in this Section 2.10 shall survive the termination of this Agreement and the payment of the Notes and all other Obligations.

SECTION 3. CONDITIONS PRECEDENT.

            Section 3.1 Conditions Precedent. This Agreement shall become effective upon satisfaction of the following conditions precedent:

                  (a) Loan Documents.

                        (i) Convertible Loan Agreement. The Borrower shall have executed and delivered this Agreement to the Lenders.

                        (ii) Security Agreement. Each Loan Party shall have executed and delivered the Security Agreement to the Lenders.

                        (iii) Notes. The Borrower shall have executed and delivered to each Lender a Note as provided herein.

                  (b) Corporate Documents. The Lenders shall have received the Articles of Incorporation of each Loan Party as in effect on the effective date of this Agreement, certified to be true, correct and complete by the Secretary of State of the State of the jurisdiction of incorporation of such Loan Party.

                  (c) Certified Resolutions, etc. The Lenders shall have received a certificate of the Secretary or Assistant Secretary of each Loan Party dated the date hereof certifying (i) the names and true signatures of the incumbent officers of such Person authorized to sign the Loan Documents to which it is a party, (ii) the By-Laws of such Person as in effect on the date of the adoption of the resolutions referred to in clause (iii), (iii) the resolutions of such Person's Board of Directors approving and authorizing the execution, delivery and performance of the Loan Documents to which it is a party, and (iv) that there have been no changes in the Articles of Incorporation of such Person since the date of the most recent certification thereof by the appropriate Secretary of State.

                  (d) Delivery of Collateral and Pledged Shares. The Borrower shall have delivered to the Lender stock certificates representing the Pledged Shares, registered in the name of the Borrower, accompanied by undated stock powers duly executed in blank.

                  (e) Actions to Perfect Liens. The Lenders shall have received evidence in form and substance satisfactory to them that all filings, recordings, registrations and other actions, including, without limitation, the filing of duly executed financing statements on form UCC-1, necessary or, in the opinion of the Lenders, desirable to perfect the Liens created by the Security Agreement shall have been completed.

                  (f) Lien Searches. The Lenders shall have received the results of a recent search by a Person satisfactory to the Lenders, of the Uniform Commercial Code, judgement and tax lien filings which may have been filed with respect to personal property of the Loan Parties, and the results of such search shall be satisfactory to the Lenders.

                  (g) Representations. The representations and warranties set forth in Section 4 and in the Security Agreement shall be true and correct.

            Section 3.2 Conditions Precedent to All Loans. In addition to the provisions of Section 2.2, the obligation of the Lenders to make any Loan is subject to the satisfaction on the date such Loan is made of the following conditions precedent:

                  (a) No Event of Default. No Event of Default hereunder shall have occurred and be continuing on such date either before or after giving effect to the making of such Loans.

                  (b) No Injunction. No law or regulation shall have been adopted, no order, judgment or decree of any Governmental Entity shall have been issued, and no litigation shall be pending, that is seeking to enjoin, prohibit or restrain, the making or repayment of the Loans.

                  (c) No Termination of Merger Agreement. The Merger Agreement shall not have been terminated (i) by Sony or Time Warner pursuant to Section 10.01(c) (to the extent that one or more of the breaches of the representations, warranties, covenants and agreements of CDnow that formed the basis of such termination could reasonably be expected to have been avoided had CDnow used its reasonable best efforts to ensure the continued accuracy, compliance and performance of its representations, warranties, covenants and agreements under the Merger Agreement) or Section 10.01(d) thereof; or (ii) by CDnow other than pursuant to Sections 10.01(b)(i) or Section 10.01(e) thereof.

                  (d) No Third Party Tender Offer or Takeover Proposal. There shall not have been commenced a Third Party

Tender Offer and CDnow shall not have entered into an Acquisition Agreement with respect to a CDnow Takeover Proposal.

                  (e) Available Cash. The aggregate cash and cash equivalents of the Borrower and its Subsidiaries shall be less than $7,500,000.

            The acceptance of the proceeds of each Loan shall constitute a representation and warranty by the Borrower to the Lenders that all of the conditions required to be satisfied under this Section 3 in connection with the making of such Loan have been satisfied.

            Section 3.3 Conditions Precedent to First Loan. In addition to the provisions of Section 3.2, the obligation of each Lender to make its first Loan hereunder is subject to the receipt by the Lenders of a legal opinion, dated the date of Borrowing of the first Loan, from counsel to the Loan Parties, concerning due authorization, execution, delivery and the enforceability of this Agreement, the Notes and the Security Agreement, absence of conflicts with laws, articles, by-laws, agreements, absence of consents and approvals and the perfection of the Lenders' security interest in the Collateral, all in form and substance reasonably satisfactory to the Lenders.

SECTION 4. REPRESENTATIONS AND WARRANTIES.

            In order to induce the Lenders to enter into this Agreement and to make the Loans, the Borrower makes the following representations and warranties, which shall survive the execution and delivery of this Agreement and the Notes and the making of the Loans:

            Section 4.1 Merger Agreement Representations. Each of the representations and warranties of the Borrower set forth in Section 3 of the Merger Agreement is incorporated herein by reference as if set forth by length as the representations and warranties of the Borrower hereunder.

            Section 4.2 Authority Relative to this Agreement. Each Loan Party has full corporate power and authority to execute, deliver and perform its obligations under the Loan Documents to which it is a party and to consummate the Transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Loan Documents to which it is a party and the consummation of the Transactions contemplated hereby and thereby have been duly and validly authorized by all corporate and shareholder action, and no other corporate proceedings on the part of any Loan Party are necessary to authorize the Loan Documents to which it is a party or to consummate the Transactions contemplated hereby and thereby. The Loan Documents to which it is a party have been duly and validly executed and delivered by each Loan Party party thereto, and constitute valid and binding agreements of each Loan Party party thereto, enforceable against such Loan Party in accordance with their respective terms.

            Section 4.3 Consents and Approvals; No Violation. (a) Except as set forth in Schedule 4.3, the execution and delivery by each Loan Party of each Loan Document to which it is a party will not (i) conflict with or result in any breach of any provision of the Articles of Incorporation or Bylaws of such Loan Party, (ii) require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, (iii) result in a default (or give rise to any right of termination, cancellation or acceleration) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, agreement or other instrument or obligation to which any Loan Party is a party or by which any Loan Party or any of its assets may be bound, except for such defaults (or rights of termination, cancellation or acceleration) as to which requisite waivers or consents have been obtained, or (iv) violate any order, writ, injunction, decree, statute, rule or regulation applicable to any Loan Party or any of its assets.

                  (b) Except for any registration statement filed with the United States Securities and Exchange Commission (the "SEC") pursuant to Section 9 hereof, no declaration, filing or registration with, or notice to, or authorization, consent or approval of any governmental or regulatory body or authority is necessary for the consummation by the Borrower of the Transactions.

            Section 4.4 Margin Regulations. No part of the proceeds of any Loan will be used by the Borrower to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock. Neither the making of any Loan nor the use of the proceeds thereof will violate or be inconsistent with the provisions of Regulations T, U or X of the Federal Reserve Board.

            Section 4.5 Investment Company Act. Neither the Borrower nor any of its Subsidiaries is an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

            Section 4.6 Absence of Indebtedness and Liens. Neither the Borrower nor any Subsidiary has any liabilities or obligations, either accrued, absolute, contingent, or otherwise, in respect of any Indebtedness or Liens, except (a) under Existing Debt Agreements, (b) Permitted Indebtedness and (c) Permitted Liens.

SECTION 5. AFFIRMATIVE COVENANTS.

            The Borrower covenants and agrees that from the Availability Date and until the Loan Commitment has terminated and the Obligations are paid in full:

            Section 5.1 Information Covenants. The Borrower will furnish to each
Lender:

                  (a) Quarterly Statements -- within 45 days after the end of each quarterly fiscal period in each fiscal year of the Borrower (other than the last quarterly fiscal period of each such fiscal year), duplicate copies of

                        (i) a consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such quarter, and

                        (ii) consolidated statement of operations, shareholders' equity and changes in financial position of the Borrower and its Subsidiaries for such quarter and (in the case of the second and third quarters) for the portion of the fiscal year ending with such quarter, in each case setting forth in comparative form the figures for the corresponding periods in the previous fiscal year, prepared in accordance with GAAP applicable to quarterly financial statements generally, and certified by the Chief Financial Officer of the Borrower as fairly presenting, in all material respects, the financial position of the companies being reported on and their results of operations and cash flows, except for the absence of footnotes and changes resulting from year-end adjustments, provided that delivery within the time period specified above of the Borrower's Quarterly Report on Form 10-Q prepared in compliance with the requirements therefor and filed with the SEC shall be deemed to satisfy the requirements of this Section 5.1;

                  (b) Annual Statements - within 90 days after the end of each fiscal year of the Borrower, duplicate copies of

                        (i) a consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such year, and

                        (ii) consolidated statements of operations, shareholders' equity and changes in financial position of the Borrower and its Subsidiaries for such year, setting forth in each case in comparative form the figures for the previous fiscal year, prepared in accordance with GAAP, and accompanied by an opinion thereon of independent certified public accountants of recognized national standing, which opinion shall state that such financial statements present fairly, in all material respects, the financial position of the companies being reported upon and their results of operations and cash flows and have been prepared in conformity with GAAP, and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards, and that such audit provides a reasonable basis for such opinion in the circumstances, provided that the delivery within the time period specified above of the Borrower's Annual Report on Form 10-K for such fiscal year (together with the Borrower's annual report to shareholders, if any, prepared pursuant to Rule 14a-3 under the Exchange Act) prepared in accordance with the requirements therefor and filed with the SEC, shall be deemed to satisfy the requirements of this Section 5.1(b);

                  (c) Audit Reports, etc. -- promptly (and in any event within five Business Days) after receipt thereof, copies of all management letters and reports submitted to the Borrower or any of its Subsidiaries by independent certified public accountants in connection with any annual, interim or special audit of the Borrower or any Subsidiary made by such accountants;

                  (d) SEC and Other Reports -- promptly upon their becoming available, one copy of (i) each financial statement, report, notice or proxy statement sent by the Borrower or any Subsidiary to public securities holders generally, and (ii) each regular or periodic reports, each registration statement (without exhibits except as expressly requested by a Lender), and each prospectus and all amendments thereto filed by the Borrower or any Subsidiary with the SEC and of all press releases and other statements made available generally by the Borrower or any Subsidiary to the public concerning developments that are material;

                  (e) Notice of Default or Event of Default -- immediately (and in any event within two Business Days) after the Borrower becomes aware of the existence of any

Default or Event of Default, a written notice specifying the nature and period of existence thereof and what action the Borrower is taking or proposes to take with respect thereto;

                  (f) Notices from Governmental Authority -- promptly, and in any event within five days of receipt thereof, copies of any notice to the Borrower or any Subsidiary from any federal, state or foreign Governmental Entity relating to any order, ruling, statute or other law or regulation that could reasonably be expected to have a CDnow Material Adverse Effect or that could reasonably be expected to impair the ability of the Borrower to perform any of its obligations hereunder or under any of the Loan Documents;

                  (g) Requested Information -- with reasonable promptness, such other data and information relating to the business, operations, affairs, financial condition, assets or property of the Borrower or any of its Subsidiaries or relating to the ability of the Borrower to perform its obligations hereunder, under the Notes and under the Security Agreement as from time to time may be reasonably requested by the Lenders; and

                  (h) Notice of Prepayment Transaction -- two, or after the Merger Agreement has terminated, five Business Days prior to the Borrower or any Subsidiary entering into any transaction or taking any action which would result in a mandatory prepayment under Section 2.7(a) and (b), a written notice specifying the nature thereof.

            Section 5.2 Officer's Certificate. Each set of financial statements delivered to a Lender pursuant to Section 5.l(a) or Section 5.l(b) hereof shall be accompanied by a certificate of the Chief Financial Officer containing a statement that such officer has reviewed the relevant terms hereof and has made, or caused to be made, under his or her supervision, a review of the transactions and conditions of the Borrower and its Subsidiaries from the beginning of the quarterly or annual period covered by the statements then being furnished to the date of the certificate and that such review shall not have disclosed the existence during such period of any condition or event that constitutes a Default or an Event of Default or, if any such condition or event existed or exists, specifying the nature and period of existence thereof and what action the Borrower or its Subsidiaries shall have taken or proposes to take with respect thereto.

            Section 5.3 Inspection. Each Lender, or any person designated from time to time by such Lender, shall have the right, from time to time hereafter, to call at the Borrower's or its Subsidiaries' place or places of business during ordinary business hours, and, without hindrance or delay, (a) to inspect, audit, check, and makes copies of and extracts from the Borrower's and its Subsidiaries' books, records, journals, orders, receipts, and any correspondence and other data relating to the business of the Borrower or its Subsidiaries or to any transactions between the parties hereto, and (b) to discuss the affairs, finances, and business of the Borrower and its Subsidiaries with the officers of the Borrower and its Subsidiaries.

            Section 5.4 Conduct of Business. (a) The Borrower shall, and shall cause each Subsidiary to (i) maintain its existence and qualification to do business in good standing in each jurisdiction where the failure to be so qualified would have a material adverse effect on the financial condition of the Borrower and its Subsidiaries taken as a whole, (ii) maintain in full force and effect all licenses, bonds, franchises, leases, patents, contracts, and other rights necessary to the conduct of its business, and (iii) comply in all material respects with all applicable laws and regulations of any federal, state, or local governmental authority, including those relating to environmental matters, labor and employment laws and employee benefit matters.

                  (b) The Borrower shall, and shall cause its Subsidiaries to, duly pay and discharge (i) all lawful claims, whether for labor, materials, supplies, services, or anything else, which might or could, if unpaid, become a lien or charge upon its property or assets, unless and to the extent only that the validity thereof is being contested in good faith and by such appropriate proceedings, (ii) all of its trade bills when due in accordance with customary practice, and (iii) all taxes, unless and to the extent that the validity thereof is being contested by the Borrower in good faith and by appropriate proceedings.

                  Section 5.5 Maintenance of Property; Insurance. (a) The Borrower shall keep and maintain, and shall cause its Subsidiaries to keep and maintain, at their sole cost and expense, (i) all Property necessary to the business of the Borrower and its Subsidiaries in reasonably good working order and condition, ordinary wear and tear excepted, (ii) insurance on their assets for the full replacement value (or the full insurable value) thereof against loss or damage by fire, theft, explosion, and all other hazards and risks ordinarily insured against by other owners or users of such properties in similar businesses similarly situated; and (iii) public liability insurance relating to the Borrower's and its Subsidiaries' ownership and use of their assets.

                  (b) All such insurance shall (i) provide that no cancellation, material reduction in amount or material change in coverage thereof shall be effective until at least 30 days after receipt by the Lenders of written notice thereof, (ii) name the Security Agent (as such term is defined in the Security Agreement) as insured party or loss payee, (iii) if reasonably requested by the Lenders, include a breach of warranty clause and (iv) be reasonably satisfactory in all other respects to the Lenders.

                  (c) All such policies of insurance shall be in such form and in such amounts as is customary in the case of other owners or users of like properties in similar businesses, with insurers as shall be reasonably satisfactory to each Lender. Upon demand, the Borrower shall deliver to each Lender the original (or certified) copy of each policy insurance, and evidence of payment of all premiums for each such policy.

            Section 5.6 Notice of Suit or Adverse Change in Business. The Borrower shall give written notice to each Lender (a) as soon as possible, and in any event within five business days after the Borrower receives actual notice (written or oral) of any material proceeding(s) being instituted against the Borrower or any Subsidiary in any federal, state, or local court or before any commission or other regulatory body (federal, state, or local), and (b) as soon as possible, and in any event within five business days after the Borrower learns of any material adverse change in the financial condition, results of operations, business, or assets of the Borrower and its Subsidiaries taken as a whole.

            Section 5.7 Books, Records, Inspections. The Borrower will, and will cause each of its Subsidiaries to, keep proper books of record and accounts in which full, true and correct entries in conformity with generally accepted accounting principles and all requirements of law shall be made of all dealings and transactions in relation to its business and activities.

SECTION 6. NEGATIVE COVENANTS.

            The Borrower covenants and agrees that from the date hereof (except, in the case of Sections 6.2 and 6.7, which shall be from the Availability Date) until the Loan

Commitment has terminated, and the Obligations are paid in full, without the prior written consent of Lenders:

            Section 6.1 Merger Agreement Covenants. The covenants and agreements of the Borrower set forth in the first sentence of Section 7.01(a) and Sections 7.01(a)(i), (iii), (iv) (other than acquisitions made solely for Equity Securities of the Borrower), (vii), (viii), (x)(B), (xi), (xiii), (xiv) as it relates to clause (ix) of Section 3.18 of the Merger Agreement (provided that the Borrower may consummate transactions of the type described in clause (B) of such Section 3.18(ix) without regard to the dollar limits referred to therein so long as such transactions (I) are on market terms, (II) do not extend for a period of greater than thirty-six months, (III) are only entered into after good faith consultations by the Borrower with the Lenders and (IV) are consummated at a cost per customer target not in excess of the amount previously disclosed to the Lenders (or, if lower, the cost per customer target then in effect)), and
(xv) of the Merger Agreement are hereby incorporated herein by reference as of set forth at length and shall be covenants and agreements of the Borrower hereunder. To the extent there is a waiver under the Merger Agreement then there shall be deemed to be a waiver under this Agreement and, to the extent that matters are set forth in the CDnow Disclosure Letter, they shall be deemed to be set forth herein. For the avoidance of doubt, nothing contained herein shall derogate from the Borrower's obligations to comply with every covenant and agreement contained in the Merger Agreement during the term thereof in accordance with the terms thereof.

            Section 6.2 Changes in Business. The Borrower shall not, and shall not permit any of its Subsidiaries to, enter into any business which is substantially different from that conducted by the Borrower, as the case may be, on the date hereof.

            Section 6.3 Limitation on Indebtedness. The Borrower will not, and will not permit its Subsidiaries to, directly or indirectly, incur any Indebtedness other than Permitted Indebtedness (so long as, in the case of Permitted Interim Financing, the Net Debt Proceeds thereof are applied as required by Section 2.7) and the Borrower will not issue any Disqualified Stock or permit any of its Subsidiaries to issue any Disqualified Stock.

            Section 6.4 Limitation on Issuances of Guarantees by Subsidiaries. The Borrower will not permit any Subsidiary to guarantee, directly or indirectly, any

Indebtedness of the Borrower, other than Permitted Indebtedness.

            Section 6.5 Limitation on Liens. The Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly, enter into, create, incur, assume or suffer to exist any Liens of any kind (other than Permitted Liens) on or with respect to any of their Property or assets now owned or hereafter acquired, or any interest therein or any income or profits therefrom.

            Section 6.6 Limitation on Asset Sales. The Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly, convey, sell, lease, assign, transfer or otherwise dispose of any of its Property, whether now on or hereafter acquired, except:

                  (i) obsolete Property disposed of in the ordinary course of business;

                  (ii) the sale of inventory in ordinary course of business;

                  (iii) the sale or other disposition of any Property for fair market value and for consideration consisting solely of cash and so long as the Net Sale Proceeds thereof are applied as required by Section 2.8; and

                  (iv) (a) Sale and Leaseback Transactions in respect of capital equipment acquired ninety days or less prior to consummation of such Sale and Leaseback Transaction and (b) other Sale and Leaseback Transactions in respect of which the Attributable Indebtedness does not exceed $1,000,000 in the aggregate; provided that all of such Sale and Leaseback Transactions referred to in both clauses (a) and (b) are for fair market value.

            Section 6.7 Use of Proceeds. The Borrower will not use the proceeds of any Loan for any purpose other than in the ordinary course of the Borrower's business and to meet the ongoing working capital needs of the Borrower.

            Section 6.8 Limitation on Modifications of Certain Indebtedness. The Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly amend or modify, or permit the amendment or modification of, any Existing Debt Agreement.

            Section 6.9 Limitation on Negative Pledge Clauses. The Borrower will not, and will not permit its Subsidiaries to, directly or indirectly, enter into with any

Person any agreement, other than (a) this Agreement and (b) any Purchase Money Indebtedness permitted by this Agreement (in which case, any prohibition or limitation shall only be effective against the assets financed thereby), which prohibits or limits the ability of the Borrower or any of its Subsidiaries to create, incur, assume or suffer to exist any Lien upon any of its Property or revenues, whether now owned or hereafter acquired.

SECTION 7. EVENTS OF DEFAULT.

            Section 7.1 Events of Default. Each of the following events, acts, occurrences or conditions shall constitute an Event of Default under this Agreement, regardless of whether such event, act, occurrence or condition is voluntary or involuntary or results from the operation of law or pursuant to or as a result of compliance by any Person with any judgment, decree, order, rule or regulation of any court or administrative or governmental body:

                  (a) Failure to Make Payments. The Borrower shall (i) default in the payment when due of any principal of, or Interest on, the Loans or (ii) default in the payment when due of any other amounts owing hereunder, and in the case of the circumstances described in this clause (ii), such default shall continue unremedied for three or more Business Days, provided, however, that in the event that a Lender elects to convert any amount of principal or Interest otherwise due under any of the Notes into CDnow Common Stock in accordance with the provisions of Section 8 hereof, the amount so converted shall be deemed to have been timely paid and the failure to make payment in respect thereof shall not constitute a Default or Event of Default hereunder.

                  (b) Breach of Representations. The representations and warranties of the Borrower set forth in Section 4 or in the Security Agreement shall, individually or in the aggregate, have been untrue or inaccurate in any material respect when made.

                  (c) Breach of Covenants.

                        (i) The Borrower shall fail to perform or observe any agreement, covenant or obligation arising under Section 6 hereof or
      Section 5 of the Security Agreement.

                        (ii) The Borrower shall fail to perform or observe any agreement, covenant or obligation arising under this Agreement or other Loan Agreement

      Document (except those described in subsections (a) and (b)(i) above), and such failure shall continue for 15 days after notice thereof to the Borrower.

                  (d) Default Under Other Agreements. Any Loan Party shall default in the payment when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) of any amount owing in respect of any Indebtedness (including any Indebtedness under the Existing Debt Agreements) individually or in the aggregate in excess of $250,000 other than the Obligations; or any Loan Party shall default in the performance or observance of any obligation or condition with respect to any such Indebtedness or any other event shall occur or condition exist, if the effect of such default, event or condition is to accelerate the maturity of any such Indebtedness or to permit (without regard to any required notice or lapse of time) the holder or holders thereof, or any trustee or agent for such holders, to accelerate the maturity of any such Indebtedness, or any such Indebtedness shall become or be declared to be due and payable prior to its stated maturity other than as a result of a regularly scheduled payment.

                  (e) Loan Documents. Any Loan Document shall at any time and for any reason not be or shall cease to be valid, binding and enforceable against any Loan Party or any Loan Party or any other Person shall contest or deny the validity and enforceability of any Loan Document or shall disaffirm or repudiate any of its or any Loan Party's obligations thereunder, or the Obligations (or any of them) shall fail to be secured by a first-priority perfected security interest in the Collateral.

                  (f) Bankruptcy, etc. (i) Any Loan Party shall commence a voluntary case concerning itself under the Bankruptcy Code; or (ii) an involuntary case is commenced against any Loan Party and the petition is not controverted within 10 days, or is not dismissed within 60 days, after commencement of the case; or (iii) a custodian (as defined in the Bankruptcy
Code) is appointed for, or takes charge of, all or substantially all of the property of any Loan Party or any Loan Party commences any other proceedings under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to any Loan Party or there is commenced against any Loan Party any such proceeding which remains undismissed for a period of 60 days; or (iv) any order of relief or other order approving any such case or proceeding is entered; or (v) any Loan Party is adjudicated insolvent or bankrupt; or (vi) any Loan Party makes a general assignment for the benefit of creditors; or (vii) any Loan Party shall fail to pay, or shall state that it is unable to pay, or shall be unable to pay, its debts generally as they become due; or (viii) any Loan Party shall cooperate with its creditors with a view to arranging a composition or adjustment of its debts; or (ix) any Loan Party shall by any act or failure to act consent to, approve of or acquiesce in any of the foregoing; or (x) any corporate action is taken by any Loan Party for the purpose of effecting any of the foregoing.

            Section 7.2 Rights and Remedies. Upon the occurrence of any Event of Default described in Section 7.1(f), the Loan Commitment shall automatically and immediately terminate and the unpaid principal amount of, and any and all accrued interest on, the Loans and any and all other Obligations shall automatically become immediately due and payable, with all additional interest from time to time accrued thereon and without presentation, demand, or protest or other requirements of any kind (including, without limitation, valuation and appraisement, due diligence, presentment, notice of intent to demand or accelerate and notice of acceleration), all of which are hereby expressly waived by the Borrower, and the obligation of the Lenders to make any Loan hereunder shall thereupon terminate; and upon the occurrence and during the continuance of any other Event of Default, without limiting the other provisions of this Agreement (including Section 2.7), each Lender may, by written notice to the Borrower, (i) declare that its Loan Commitment is terminated, whereupon such Loan Commitment and the obligation of such Lender to make any Loan hereunder shall immediately terminate, and (ii) declare the unpaid principal amount of and any and all accrued and unpaid interest on the Loans of such Lender and any and all other Obligations owed to such Lender to be, and the same shall thereupon be, immediately due and payable with all additional Interest from time to time accrued thereon and without presentation, demand, or protest or other requirements of any kind (including, without limitation, valuation and appraisement, diligence, presentment, notice of intent to demand or accelerate and notice of acceleration), all of which are hereby expressly waived by the Borrower.

SECTION 8. CONVERSION.

            Section 8.1 Conversion Privilege and Conversion Price. Subject to and upon compliance with the provisions of this Section 8, each Lender, at its sole option, may, at any time after termination of the Merger Agreement and from time to time thereafter, convert (a) each Note or any portion of the principal amount thereof which equals $500,000 or any integral multiple thereof, and (b) the amount of accrued and unpaid Interest on the Loan represented by such Note (including without limitation any overdue Interest accruing at the Default Rate), into a number of fully paid and nonassessable shares (calculated as to each conversion to the nearest 1/100 of a share) of CDnow Common Stock equal to the quotient obtained by dividing (i) the aggregate of such principal amount and accrued and unpaid interest to be so converted by
(ii) the Conversion Price, determined as hereinafter provided, in effect at the time of conversion.

            Any certificates evidencing CDnow Common Stock issued upon the conversion of the Note shall bear such legends, including legends reflecting restrictions on transfer required in order to maintain compliance with the provisions of the Securities Act, as the Borrower shall deem to be necessary or appropriate.

            Section 8.2 Exercise of Conversion Privileges. In order to exercise the conversion privilege with respect to any amount of principal or Interest (including any defaulted Interest) of any Note, a Lender shall, in the case of a conversion with respect to all outstanding principal only, surrender such Note, duly endorsed or assigned to the Borrower or in blank, at the principal executive offices of the Borrower, and, in all cases, deliver a Notice of Conversion Election (in the form attached hereto as Exhibit C, a "Notice of Conversion Election") to the effect that such Lender elects to convert such Note or, if less than the entire principal amount and Interest thereof is to be converted, the portion thereof to be converted.

            Any amount of principal and Interest of a Note shall be deemed to have been converted immediately prior to the close of business on the day of delivery of the relevant Notice of Conversion Election in accordance with the foregoing provisions, and at such time the rights of such Lender as a holder of the Note with respect to the principal amount to be so converted (or, in the case of conversion of any Interest payable on the Note, the right of Lender to be paid such Interest in cash) shall cease, and the Person or Persons entitled to receive the CDnow Common Stock of the Borrower issuable upon conversion shall be treated for all purposes as the record holder or holders of such CDnow Common Stock as and after such time. As promptly as practicable on or after conversion date, the Borrower shall issue and shall deliver to such Lender, at the address specified by such Lender in writing, a certificate or certificates for the number of full shares of CDnow Common

Stock of the Borrower issuable upon conversion, together with payment in lieu of any fraction of a share, as provided in Section 8.3.

            Section 8.3 Fractions of Shares. No fractional share of CDnow Common Stock shall be issued upon conversion of a Note. Instead of any fractional share of such CDnow Common Stock which would otherwise be issuable upon conversion of such Note (or a portion thereof), or upon the conversion of any Interest (including defaulted Interest) payable with respect to such Note, the Borrower shall pay a cash adjustment in respect of such fractional share in an amount equal to such fraction multiplied by the Closing Price of the CDnow Common Stock at the close of business on the day of conversion (or, if such day is not a Trading Day, on the Trading Date immediately preceding such day).

            Section 8.4 Adjustment of Conversion Price. The Conversion Price then applicable to any Note shall be appropriately adjusted in accordance with the anti-dilution provisions attached hereto as Exhibit D.

            Section 8.5 Notice of Adjustments of Conversion Price. Whenever the Conversion Price of any Note is adjusted, the Borrower shall compute the adjusted Conversion Price in accordance with Section 8.4 and shall prepare a certificate signed by the Chief Financial Officer of the Borrower setting forth the adjusted Conversion Price and showing in reasonable detail the facts upon which such adjustment is based, and such certificate shall be provided to the Lenders.

            Section 8.6 Company to Reserve CDnow Common Stock. The Borrower shall at all times reserve and keep available, free from preemptive rights, out of its authorized but unissued CDnow Common Stock or out of its CDnow Common Stock held in treasury, for the purpose of effecting the conversion of Notes and any accrued and unpaid Interest thereon, the full number of shares of its CDnow Common Stock then issuable upon the conversion of the entire principal amount of the aggregate Loan Commitment and all Interest that would accrue on such aggregate amount up to and including the Final Maturity Date.

            Section 8.7 Taxes on Conversions. The Borrower will pay any and all original issuance, transfer, stamp and other similar taxes that may be payable in respect of the issue or delivery of shares of its Common Shock on conversion of Notes and any accrued and unpaid Interest thereon pursuant hereto. The Borrower shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of shares of its CDnow Common Stock in a name other than that of a Lender or other holder of the Note, portion thereof or Interest thereon to be converted, and no such issue or delivery shall be made unless and until the person requesting such issue has paid to the Borrower the amount of any such tax, or has established to the satisfaction of the Borrower that such tax has been paid.

            Section 8.8 Covenant as to CDnow Common Stock.

                  (a) The Borrower covenants that all shares of its CDnow Common Stock which may be issued upon conversion of Notes or any Interest payment in respect thereof will upon issue be validly issued, fully paid and nonassessable.

                  (b) The Borrower shall from time to time take all action necessary so that the CDnow Common Stock which may be issued upon conversion of Notes or any Interest payment in respect thereof, immediately upon their issuance (or, if such CDnow Common Stock is subject to restrictions on transfer under the Securities Act, upon their resale pursuant to any effective registration statement under the Securities Act), will be listed on the principal securities exchanges, interdealer quotation systems and markets, if any, on which shares of CDnow Common Stock are then listed or quoted.

            Section 8.9 Investment Intent; Private Placement. Each Lender represents and warrants to the Borrower that:

                  (a) The Lender is knowledgeable, sophisticated and experienced in making, and is qualified to make, decisions with respect to investments in equity securities presenting an investment decision like that involved in the acquisition of CDnow Common Stock upon the conversion of Notes and any accrued and unpaid Interest thereon pursuant to this Section 8.

                  (b) Upon the conversion of any Notes or any Interest payment in respect thereof, the Lender will be acquiring CDnow Common Stock issued upon such conversion for investment for its own account only and not with a view to, or for resale in connection with, any "distribution" thereof within the meaning of the Securities Act. The Lender has no present intention of selling, granting and participation in, or otherwise distributing the CDnow Common Stock, except in compliance with the Securities Act or pursuant to an available exemption thereunder.

                  (c) The Lender understands that the CDnow Common Stock has not been registered under the Securities Act or registered or qualified under any state securities law in reliance on specific exemptions therefrom, which exemptions may depend upon, among other things, the bona fide nature of the Lender's investment intent as expressed herein. The Lender is familiar with Rule 144 under the Securities Act, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act. The Lender further understands that the certificate(s) representing the CDnow Common Stock shall bear the following legend:

            THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR UNDER ANY APPLICABLE STATE SECURITIES LAWS. THE SHARES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM.

SECTION 9. REGISTRATION RIGHTS.

            The Lenders and the Borrower agree that, with respect to any and all shares of Common Stock of the Borrower issued upon conversion of any Note or any portion thereof, or any Interest payable with respect thereto, the Lenders shall have the registration rights provided for in the Stock Option Agreement regardless of whether or not such agreement shall be in effect, and any and all shares of Common Stock of the Borrower issued upon conversion of the Loans or any portion thereof, or any Interest payable with respect thereto, shall constitute shares of securities that have been acquired by or are issuable to the Lenders upon exercise of the "Option" as defined therein.

SECTION 10. MISCELLANEOUS.

            Section 10.1 Payment of Expenses, Indemnity, etc. The Borrower shall:

                  (a) pay all reasonable out-of-pocket costs and expenses of each Lender in connection with the preservation of rights under, and enforcement of, the Loan Documents and the documents and instruments referred to therein or in connection with any restructuring or rescheduling of the Obligations (including, without limitation, the reasonable fees and disbursements of counsel for each Lender);

                  (b) pay, and hold the Lenders harmless from and against, any and all present and future stamp, excise and other similar taxes with respect to the foregoing matters and hold the Lenders harmless from and against any and all liabilities with respect to or resulting from any delay or omission (other than to the extent attributable to the Lender) to pay such taxes; and

                  (c) indemnify each Lender, its officers, directors, employees, representatives and agents (each an "Indemnitee") from, and hold each of them harmless against, any and all losses, liabilities, claims, damages, expenses, obligations, penalties, actions, judgments, suits, costs or disbursements of any kind or nature whatsoever (including, without limitation, the fees and disbursements of counsel for such Indemnitee in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not such Indemnitee shall be designated a party thereto) that may at any time (including, without limitation, at any time following the payment of the Obligations) be imposed on, asserted against or incurred by any Indemnitee as a result of, or arising out of, or in any way related to or by reason of, any of the Transactions or the execution, delivery or performance of any Loan Document except to the extent resulting from the gross negligence or willful misconduct of the Indemnitee.

            Section 10.2 Right of Setoff. In addition to any rights now or hereafter granted under applicable law or otherwise, and not by way of limitation of any such rights, upon the occurrence and during the continuance of any Event of Default each Lender is hereby authorized at any time or from time to time, without presentment, demand, protest or other notice of any kind to any Loan Party or any other Person, any such notice being hereby expressly waived, to set off any other indebtedness or other obligation at any time held or owing by such Lender to or for the credit or the account of any Loan Party against and on account of the Obligations of the Loan Parties to such Lender under this Agreement or under any of the other Loan Documents, and all other claims of any nature or description arising out of or connected with this Agreement or any other Loan Document, irrespective of whether or not the Lenders shall have made any demand hereunder and although said Obligations, liabilities or claims, or any of them, shall be contingent or unmatured.

            Section 10.3 Notices. All notices and other communications hereunder shall be in writing and shall be deemed effectively given upon personal delivery to the party to be notified; on the next Business Day after delivery to a recognized overnight courier service; upon confirmation of receipt of a facsimile transmission; or five days after deposit with the United States Post Office, by registered or certified mail (return receipt requested), postage prepaid, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice; provided that notices of a change of address shall be effective only upon receipt thereof):

            If to the Borrower, to:

            1005 Virginia Drive
            Ft. Washington, PA 19034
            Facsimile: (215) 619-9521
            Attention: General Counsel

            with a copy to:

            Morgan, Lewis & Bockius LLP
            1701 Market Street
            Philadelphia, PA 19103-2921
            Facsimile: (215) 963-5299
            Attention: James W. McKenzie, Jr., Esq.

            If to Time Warner Inc., to:

            Time Warner Inc.
            75 Rockefeller Plaza
            New York, NY 10019
            Facsimile: (212) 307-0126
            Attention: Chief Financial Officer

            with a copy to:

            Time Warner Inc.
            75 Rockefeller Plaza
            New York, NY 10019
            Facsimile: (212) 275-3901
            Attention: General Counsel

            Paul, Weiss, Rifkind, Wharton & Garrison
            1285 Avenue of the Americas
            New York, New York 10019-6064
            Facsimile: (212) 757-3990
            Attention: James H. Schwab, Esq.

                        and

            If to Sony Music Entertainment Inc., to:

            Sony Music Entertainment Inc.
            550 Madison Avenue
            New York, NY 10022
            Facsimile: (212) 833-8083
            Attention: General Counsel

            with a copy to:

            Rosenman & Colin LLP
            575 Madison Avenue
            New York, New York 10022-21585
            Facsimile: (212) 940-8776
            Attention: Lisa Weiss, Esq.

            Section 10.4 Successors and Assigns; Assignments.

                  (a) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Borrower, the Lenders, all future holders of the Notes and their respective successors and assigns, except that the Borrower may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of the Lenders.

                  (b) Assignments. Either Lender may at any time assign to any other Person (each an "Assignee") other than a competitor of the Borrower or any of its Subsidiaries all but not in part of its rights and obligations under this Agreement, the Notes and any other Loan Documents, and the Borrower and the Lenders agree that to the extent of any assignment, the Assignee shall be deemed to have the same rights and benefits under the Loan Documents as the Lenders hereunder; provided that such assignment shall not relieve the Lenders of their respective obligations hereunder. Any assignment by a Lender to any Person that is not an Affiliate of such Lender shall require the prior written consent of the non-assigning Lender.

            Section 10.5 Amendments and Waivers. Neither this Agreement, any other Loan Document to which the Borrower is a party, nor any terms hereof or thereof may be amended, supplemented, modified or waived except in accordance with the provisions of this Section. The Lenders acting jointly and the Borrower may, from time to time, enter into written amendments, supplements, modifications or waivers for the purpose of adding, deleting, changing or waiving any provisions to this Agreement or any Note. Any such amendment, supplement, modification or waiver shall apply to and shall be binding upon the Borrower, the Lenders and all future holders of such Notes or any portion thereof or participation therein. In the case of any waiver, the Borrower and the Lenders shall be restored to their former position and rights hereunder and under the outstanding Notes, and any Default or Event of Default waived shall be deemed to be cured and not continuing, but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon.

            Section 10.6 No Waiver; Remedies Cumulative. No failure or delay on the part of the Lenders or any subsequent holder of a Note in exercising any right, power or privilege hereunder or under any other Loan Document and no course of dealing between any Loan Party and the Lenders or the subsequent holder of any Note shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Loan Document preclude any other or further exercise thereof of the exercise of any other right, power or privilege hereunder or thereunder. The rights and remedies herein expressly provided are cumulative and not exclusive of any rights or remedies which the Lenders or the subsequent holder of any Note would otherwise have. No notice to or demand on any Loan Party in any case shall entitle any Loan Party to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Lenders or the subsequent holder of any Note to any other or further action in any circumstances without notice or demand.

            Section 10.7 Governing Law, Submission to Jurisdiction. (a) THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE PRINCIPLES THEREOF RELATING TO CONFLICTS OF LAW).

                  (b) Any legal action or proceeding with respect to this Agreement or any other Loan Document and any action for enforcement of any judgment in respect thereof may be brought in the courts of the State of New York in New York County or of the United States of America for the Southern District of New York, and, by execution and delivery of this Agreement, the Borrower hereby accepts for itself and in respect of its property, generally and unconditionally, the non-exclusive jurisdiction of the aforesaid courts and appellate courts from any thereof. The Borrower irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, the Borrower at its address set forth in Section 10.3. The Borrower hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Agreement or any other Loan Document brought in the courts referred to above and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum. Nothing herein shall affect the right of the Lenders or any holder of a Note to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against the Borrower in any other jurisdiction.

            Section 10.8 Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

            Section 10.9 Headings Descriptive. The headings of the several Sections and subsections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

            Section 10.10 Marshalling; Recapture. The Lenders shall be under no obligation to marshall any assets in favor of any Loan Party or any other party or against or in payment of any or all of the Obligations. To the extent the Lenders receive any payment by or on behalf of any Loan Party, which payment or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to such Loan Party or its estate, trustee, receiver, custodian or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then to the extent of such payment or repayment, the obligation or part thereof which has been paid, reduced or satisfied by the amount so repaid shall be reinstated by the amount so repaid and shall be included within the liabilities of such Loan Party to the Lenders as of the date such initial payment, reduction or satisfaction occurred.

            Section 10.11 Severability. In case any provision in or obligation under this Agreement or any Note shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other Jurisdiction, shall not in any way be affected or impaired thereby.

            Section 10.12 Survival. All indemnities set forth herein shall survive the execution and delivery of this Agreement and the Notes and the making and repayment of the Loans hereunder.

            Section 10.13 Limitation of Liability. No claim may be made by any Loan Party or any other Person against any Lender or any of its Affiliates, directors, officers, employees, attorneys or agents for any special, indirect, consequential or punitive damages in respect of any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by this Agreement or any act, omission or event occurring in connection herewith; and each Loan Party hereby waives, releases and agrees not to sue upon any claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor. For the avoidance of doubt, the parties expressly acknowledge and agree that each Lender's obligations under this Agreement, including without limitation Section 2, are separate and individual in nature and are not joint and several. In no event shall a Lender be held responsible for a breach by the other Lender of this Agreement.

            Section 10.14 [Reserved.]

            Section 10.15 Waiver of Trial by Jury. TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE BORROWER AND EACH LENDER HEREBY IRREVOCABLY WAIVES ALL RIGHT OF TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR ANY MATTER ARISING HEREUNDER OR THEREUNDER.

            Section 10.16 Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the Interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively the "Charges"), shall exceed the maximum lawful rate (the "Maximum Rate") which may be contracted for, charged, taken, received or reserved by the Lenders holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the Interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this

Section 10.16 shall be cumulated and the Interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount shall have been received by Lenders.

            Section 10.17 Senior Indebtedness. The Indebtedness created pursuant to the Loan Documents shall be senior in right of payment, as to principal, Interest and all other Obligations, to all other Indebtedness of the Borrower, whether now existing, or hereafter created, except for Indebtedness under the Existing Debt Agreements, Purchase Money Indebtedness and Sale and Leaseback Transactions entered into in accordance with Section 6.6(iv).

            Section 10.18 Adjustments; Set-Off. If any Lender (a "benefitted Lender") shall at any time receive any payment of all or part of its Loans, or Interest thereon, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in Section 7, or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of such other Lender's Loans, or Interest thereon, such benefitted Lender shall purchase for cash from the other Lenders a participating interest in such portion of each such other Lender's Loan, or shall provide such other Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such benefitted Lender to share the excess payment or benefits of such collateral or proceeds ratably with each of the Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such benefitted Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest.

            Section 10.19 Merger Agreement. Nothing in this Agreement shall reduce or relieve any of the Loan Parties from any of their obligations under the Merger Agreement.

            IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Agreement as of the date first above written.

                              CDnow, Inc.


                              By:      /s/ JASON OLIM
                                  ----------------------------------
                                    Name:  JASON OLIM
                                    Title: President and Chief
                                           Executive Officer


                              SONY MUSIC ENTERTAINMENT INC.


                              By:      /s/ KEVIN KELLEHER
                                  ----------------------------------
                                    Name:  KEVIN KELLEHER
                                    Title: Executive Vice President
                                           and Chief Financial Officer


                              TIME WARNER INC.


                              By:      /s/ RICHARD J. BRESSLER
                                  -----------------------------------
                                    Name:  RICHARD J. BRESSLER
                                    Title: Executive Vice President
                                           and Chief Financial Officer

                                   CDnow, Inc.

                                  SCHEDULES TO
              CONVERTIBLE LOAN AGREEMENT, DATED AS OF JULY 12, 1999
               BETWEEN CDnow, Inc., SONY MUSIC ENTERTAINMENT INC.
                              and TIME WARNER INC.

                                                                       Exhibit A

                            [Form of Promissory Note]

                                   CDnow, Inc.

                                 PROMISSORY NOTE

$15,000,000                                                   New York, New York

                                                                          [Date]

            FOR VALUE RECEIVED, the undersigned, CDnow, Inc., a Pennsylvania corporation (the "Borrower"), hereby unconditionally promises to pay to __________ or registered assigns (the "Lender"), on the Final Maturity Date (as defined in Credit Agreement referred to below), in lawful money of the United States of America and in immediately available funds, the principal amount of Fifteen Million Dollars ($15,000,000) or, if less, the aggregate amount outstanding of the Loans made by the Lender (as defined in the Credit Agreement). The Borrower hereby unconditionally further agrees to pay interest in like money on the unpaid principal amount hereof from time to time from the date hereof at the rates and on the dates specified in Section 2.5 of the Convertible Loan Agreement dated as of July 12, 1999 between the Borrower and the Lender and ___________ (as amended, modified or supplemented from time to time, the "Credit Agreement").

This Note is one of the Notes referred to in Section 2.4 of the Credit Agreement and is entitled to the benefits thereof. All of the terms, conditions, and covenants of the Credit Agreement are expressly made a part of this Note by reference in the same manner and with the same effect as if set forth herein.

Any transferee of this Note, by its acceptance hereof, agrees to be bound by all the terms, conditions and covenants of the Credit Agreement applicable to the holder of a Note.

The principal amount of this Note, together with all accrued and unpaid interest thereon, is convertible into Common Stock of the Borrower at any time and from time to time, as, and subject to the conditions and limitations, specified in the Credit Agreement. The Conversion Price applicable to this Note and any accrued and unpaid Interest hereon shall be specified in the Credit Agreement, which Conversion Price shall be subject to adjustment as set forth in the Credit Agreement.

As provided in the Credit Agreement, the Loans evidenced by this Note are subject to optional and mandatory repayments, in whole and in part, all as specified in the Credit Agreement.

If an Event of Default, as defined in the Credit Agreement, occurs and is continuing, all amounts remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable, all as provided therein.

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE PRINCIPLES THEREOF RELATING TO CONFLICTS OF LAW).

                                    CDnow, Inc.


                                    By: ________________________
                                          Name:
                                          Title:

           Schedule of Principal Advances, Conversions and Repayments

--------------------------------------------------------------------------------
                                                    Principal
                                                      Amount         Interest
            Amount of    Amount of    Amount of     Converted       Converted
            Principal     Interest    Principal    into Common     into Common
Date         Advance      Payment     Repayment       Stock           Stock
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                                                       EXHIBIT C

To:   CDnow, Inc.
      1005 Virginia Drive
      Ft. Washington, PA 19034
      Facsimile No.: (215) 619-9521
      Attention:  General Counsel

                          NOTICE OF CONVERSION ELECTION

            Reference is hereby made to that certain Convertible Loan Agreement, dated as of July 12, 1998, by and between Sony Music Entertainment, Inc., Time Warner Inc. and CDnow, Inc. ("CDnow").

            The undersigned hereby exercises its rights to convert the Note, or a portion thereof, or Interest payable with respect thereto, into Common Stock of CDnow, as provided in the Convertible Loan Agreement, and requests that certificates representing shares of CDnow Common Stock issuable upon such conversion be issued in the name of, and delivered to:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                (Print Name, Address, and Social Security Number)

and, if conversion shall not be with respect to the entire principal amount of the Note, that a new Note for the principal balance remaining of the Note issued and registered in the name of, and delivered to, the undersigned at the address stated below.

Principal Amount To Be Converted          $

Interest Amount To Be Converted           $

Date:                               Name _____________________
                                                (Print)

Address:______________________________________________________

                                                    __________________
                                                    (Signature)